Power of Attorney

Know all by these presents, that I hereby constitute and appoint each of Ben G.
Campbell, Christopher Gerst, Nathan Zietlow, Jessica Homes, Amy Seidel and Tonya
LaBrec my true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution for me and in my name, place and stead, to:

(1) execute for me and on my behalf, in my capacity as an officer and/or director of C.H. Robinson Worldwide, Inc., Forms 3, 4 and 5, in accordance with Section 16(a) of the Securities Exchange Act of
1934, as amended, and the rules promulgated thereunder;

(2) do and hereby perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Form
3, 4 or 5, or other form or report, including the completion, execution and filing for Form ID, complete and execute any amendment or amendments thereto, and timely file such Form with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to me, in my best interest or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  I acknowledge that the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is C.H. Robinson Worldwide, Inc. assuming, any of my responsibilities to comply with Section 16 of the Exchange Act, as amended.

This Power of Attorney shall remain in full force and effect until I am no longer
required to file Forms 3, 4 and 5 with respect to my holdings of and transactions
in securities issued of C.H. Robinson Worldwide, Inc., unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact named above.
Notwithstanding the foregoing, if any such attorney-in-fact hereafter ceases to be
an officer of C.H. Robinson Worldwide, Inc., this Power of Attorney shall be automatically revoked solely as to such individual, immediately upon such cessation, without any further action on my part.

IN WITNESS WHEREOF, I have signed this Power of Attorney on August 13, 2018.

/s/ Jeroen Eijsink
Jeroen Eijsink